UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2020

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2020, the Board of Directors (the “Board”) of Nova LifeStyle, Inc. (the “Company”) appointed Mr. Ming-Cherng Sky Tsai as a member of the Board and a member of Compensation Committee, Audit Committee and Nominating and Corporate Governance Committees of the Board, to fill the vacancies following the resignation of Mr. Bin Liu on July 20, 2020, as disclosed in the Form 8-K filed on July 24, 2020.

On July 27, 2020, Umesh Patel stepped down as the Chairman of the Compensation Committee of the Board, and was appointed effective as of the same date as the Chairman of the Audit Committee of the Board; Mr. Tsai was appointed as the Chairman of the Board’s Compensation Committee.

Mr. Tsai, age 44, has served as vice president of Skyrocket Investments LLC since 2010. Mr. Tsai received his Bachelor’s Degree in Supply Chain Management from the Eli Broad College of Business at Michigan State University in 2004.

There are no arrangements or understandings between Mr. Tsai and any other person pursuant to which Mr. Tsai was appointed as a director of the Company.  In addition, there is no family relationship between Mr. Tsai and any director or executive officer of the Company.

The Board deems Mr. Tsai an “independent director” under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and as defined by NASDAQ Rule 5605(a)(2), as well as a “Non-Employee Director” as defined by Rule 16b-3 under the 1934 Act. The Board further determined that Mr. Patel is an “Audit Committee Financial Expert” as defined by Item 407 of Regulation S-K.

In connection with his appointment, the Company entered into a director agreement with Mr. Tsai (the “Tsai Agreement”) on July 27, 2020.  Under the terms of the Tsai Agreement, Mr. Tsai will receive annual compensation in the amount of $20,500, plus reimbursement of expenses.  The Tsai Agreement imposes certain customary confidentiality and non-disclosure obligations on Mr. Tsai customary for the agreements of this nature. The foregoing description is merely a summary of the Tsai Agreement and therefore does not purport to be complete and is qualified in its entirety by reference to the Tsai Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

In connection with his appointment as the Chairman of Audit Committee, the Company entered into a director agreement with Mr. Patel (the “Patel Agreement”) on July 27, 2020.  Under the terms of the Patel Agreement, Mr. Patel will receive annual compensation in the amount of $23,500, plus reimbursement of expenses.  The Patel Agreement imposes certain customary confidentiality and non-disclosure obligations on Mr. Patel. The foregoing description is merely a summary of the Patel Agreement and therefore does not purport to be complete and is qualified in its entirety by reference to the Patel Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document
10.1	Director Agreement, dated July 27, 2020, by and between Nova LifeStyle, Inc. and Ming-Cherng Sky Tsai
10.2	Director Agreement, dated July 27, 2020, by and between Nova LifeStyle, Inc. and Umesh Patel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nova LifeStyle, Inc.

By:	/s/ Thanh H. Lam
Thanh H. Lam Chairperson, President and Chief Executive Officer

Date: July 31, 2020